[LOGO OMITTED]                                                 [GRAPHIC OMITTED]


FOR IMMEDIATE RELEASE

                   Explosion Rocks Midwest Grain Products, Inc

ATCHISON, Kan., September 13, 2002 -- The distillery operation at Midwest Grain Products' (Nasdaq: MWGP) Atchison plant was rocked today by an explosion. The incident occurred at approximately 2:30 p.m. this afternoon.

"Although initial reports indicate that damage is extensive, there were, thankfully, no major injuries," said Ladd Seaberg, President and CEO. "We are currently investigating the cause of the explosion, and will offer further reports as the investigation proceeds. The Atchison plant will be closed until the scope of the damage has been ascertained and we determine it is safe to resume operations."

In business for more than half a century, Midwest Grain Products, Inc. is a recognized pioneer in the development and production of natural grain-based products. The company is headquartered in Atchison, Kan., and has facilities in Pekin, Ill. and Kansas City, Kan.

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